UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 8, 2008

CYTOGEN CORPORATION
________________________________________
(Exact Name of Registrant as Specified in Charter)

Delaware	000-14879	22-2322400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 College Road East, Suite 3100, Princeton, NJ	08540
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 750-8200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On May 8, 2008, the stockholders of Cytogen Corporation (the “Company”) approved and adopted the Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 10, 2008, by and among EUSA Pharma, Inc., a Delaware corporation (“EUSA”), EUSA Pharma (USA), Inc., a Delaware corporation and wholly-owned subsidiary of EUSA (“Merger Sub”), and the Company, pursuant to which Merger Sub was merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation as a wholly-owned subsidiary of EUSA.  The closing of the Merger occurred on May 8, 2008.  Pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding share of our Common Stock was converted into the right to receive $0.62 in consideration of the Merger, and each outstanding option, stock equivalent right, warrant or other right to acquire shares of Company Common Stock (a “Derivative Security,” or the “Derivative Securities”) became fully exercisable and vested and was cancelled and converted into the right to receive, in consideration of such cancellation, a cash payment equal to the product of (x) the excess of $0.62 over the exercise price thereof, if any, and (y) the number of shares of Common Stock subject thereto.

A copy of the press release issued by EUSA dated May 9, 2008 announcing the completion of the Merger is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

In connection with the consummation of the Merger and pursuant to the terms of the Merger Agreement, each Derivative Security became fully exercisable and vested.  At the time of effectiveness of the Merger, the Derivative Securities were canceled and, in consideration of such cancellation, converted into the right to receive a cash payment with respect thereto equal to the product of (x) the excess of $0.62 over the exercise price thereof, if any, and (y) the number of shares of Common Stock of the Company subject thereto; no payment will be made with respect to a Derivative Security having a per share exercise price, as in effect at the effective time of the Merger, equal to or greater than $0.62.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in Item 2.01 above in this Current Report is incorporated by reference herein.  On May 7, 2008, as a follow up to the notice of possible delisting from the NASDAQ Stock Market LLC (“NASDAQ”) received by the Company on November 5, 2007, the Company received notice of delisting, which the Company could have appealed.  However, the Company decided to voluntarily delist from the NASDAQ in connection with the Merger with EUSA, a private company.  As a result of the closing of the Merger, on May 8, 2008, the Company notified the NASDAQ that the closing of the Merger had occurred.  NASDAQ subsequently suspended the trading of the Common Stock of the Company and filed a Form 25 with the Securities and Exchange Commission to effect the delisting of the Company Common Stock.

Item 5.01.	Changes in Control of Registrant.

The information set forth in Item 2.01 above in this Current Report is incorporated by reference herein.  The aggregate merger consideration paid by EUSA was $22,403,361 and was funded with funds raised by EUSA in an investment financing.  This financing was led by TVM Capital and supported by EUSA’s existing investors, Essex Woodlands, 3i, Goldman Sachs, Advent Venture Partners, SV Life Sciences, NeoMed and NovaQuest.

Item 5.02.	Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As a result of the Merger, the directors of the Merger Sub became the directors of the Company, and, as a result, all of the current directors of the Company resigned as of the effective time of the Merger.  These resignations were not a result of any disagreements between the Company and the current directors on any matter relating to the Company’s operations, policies or practices.  The officers of the Company prior to the effective time of the Merger will continue to serve as officers of the Company after the effective time of the Merger.  Kevin G. Lokay will serve as President, The Americas, Kevin J. Bratton will serve as Senior Vice President, Finance, Thu Dang will serve as Vice President, Finance, William F. Goeckeler will serve as Senior Vice President, Operations, Rita Auld will serve as Vice President, Human Resources and Administration, and Stephen Ross will serve as Senior Vice President, Sales and Marketing.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger, and in accordance with the Merger Agreement, the Company’s Certificate of Incorporation and By-laws were amended and restated.  Copies of the Amended and Restated Certificate of Incorporation and the amended and restated By-laws of the Company are attached to this Current Report as Exhibits 3.1 and 3.2, respectively, and are incorporated by reference herein.

Item 8.01.	Other Events.

On May 9, 2008, EUSA issued a press release announcing the completion of the transactions contemplated by the Merger Agreement.  A copy of the press release is attached to this Current Report as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of EUSA Pharma (USA), Inc. (formerly Cytogen Corporation)
3.2	Amended and Restated By-laws of EUSA Pharma (USA), Inc. (formerly Cytogen Corporation)
99.1	Press Release issued by EUSA Pharma, Inc., dated May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTOGEN CORPORATION

By:	/s/ Kevin J. Bratton
Kevin J. Bratton
Senior Vice President, Finance and Chief Financial Officer

Dated: May 9, 2008

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of EUSA Pharma (USA), Inc. (formerly Cytogen Corporation)
3.2	Amended and Restated By-laws of EUSA Pharma (USA), Inc. (formerly Cytogen Corporation)
99.1	Press Release issued by EUSA Pharma, Inc., dated May 9, 2008